UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(Amendment No.)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒           Preliminary Information Statement
☐           Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐           Definitive Information Statement

REVONERGY INC.
(Name of Registrant as Specified in its Charter)

n/a
(Name of Person Filing Information Statement, if Other Than the Registrant)

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(4)	Date Filed: _______________________________________________________________

REVONERGY INC.
Landmark House, 17 Hanover Square,
London, W1S 1HU, United Kingdom
44 2079 935 700
Fax +44 2079 006 747

Dear Stockholder:

The enclosed Information Statement is being furnished to all holders of record of shares of our common stock, par value $0.001, on September 23, 2011.  The purpose of the Information Statement is to notify our stockholders of record that a resolution of our board of directors approving a 1-for-30 reverse split of our common stock has been approved by stockholders holding a majority of the voting power.

The Information Statement, which describes the above corporate action in more detail, is being furnished to our stockholders of record for informational purposes only pursuant to Section 14(c) of Part 240, General Rules and Regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  We are not soliciting your proxy in connection with this action.  Pursuant to Rule 14c-2 under the Exchange Act, the corporate action will not be effective until 20 days after the date the Information Statement is mailed to stockholders.

By Order of the Board of Directors

Ravi K. Daswani
President and Chief Executive Officer

[mailing date]

REVONERGY INC.
Landmark House, 17 Hanover Square,
London, W1S 1HU, United Kingdom
44 2079 935 700
Fax +44 2079 006 747

INFORMATION STATEMENT

[mailing date]

NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being furnished, on or about [mailing date], to holders of record as of the close of business on September 23, 2011 (the “Record Date”), of shares of our common stock, $0.001 par value, in connection with certain corporate actions.

On September 23, 2011, our board of directors adopted resolutions that, among other things, implementing a 1-for-30 reverse split of our common stock and recommending that our stockholders approve the proposed reverse split.  A copy of the Certificate of Change Pursuant to NRS 78.209 in substantially the form that will be filed with the Nevada Secretary of State attached hereto as Appendix A.  Stockholders holding shares entitling them to a majority of the voting power have approved the proposed reverse split in writing.  No stockholder meeting was required and no other stockholder approval is required.

BRIEF QUESTIONS AND ANSWERS
REGARDING THE PROPOSED REVERSE SPLIT

Q:	What is the purpose of this Information Statement?

A:
This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of record of a corporate action to be taken by us pursuant to resolutions of our board of directors and the written consent of stockholders holding a majority of voting power.

Q:	Who is entitled to notice?

A:	All holders of shares of our common stock on the close of business on the Record Date are entitled to notice of the corporate action.

Q:	What actions were taken by the Action by Written Consent of the Stockholders in lieu of a special meeting?

A:
Pursuant to the Action by Written Consent of Stockholders of Revonergy Inc., stockholders holding shares entitling them to a majority of the voting power approved the 1-for-30 reverse split of our common stock (the “Reverse Split”).  Additional information regarding the Reverse Split is set forth below in the section entitled “Approval of Reverse Split.”

Q:	How many shares of common stock were voted in favor of the Reverse Split?

A:
The approval of the Reverse Split required the written consent of stockholders holding shares entitling them to a majority of the voting power on the Record Date.  As of the Record Date, 74,521,627 shares of our common stock were issued and outstanding.  Each share of our common stock is entitled to one vote.  The holders of 37,940,627 shares of our common stock, representing approximately 50.9% of the shares entitled to vote on the Record Date, executed the Action by Written Consent of Stockholders of Revonergy Inc.  Consequently, no additional votes are required to approve the Reverse Split.

Q:	Why is the Company approving the Reverse Split through a stockholder written consent instead of holding a stockholder meeting?

A:
Under the Nevada Revised Statutes and our bylaws, stockholder actions may be taken by written consent without a meeting of stockholders.  The written consent of stockholders holding shares entitling them to a majority of the voting power is sufficient to approve and adopt the Reverse Split.  We are not required to solicit the vote of any additional stockholders to effect the Reverse Split.  However, we are obligated by the federal securities laws to provide this Information Statement to stockholders in connection with the Reverse Split.

Q:	When will the Reverse Split be effective?

A:
The corporate action represented by the Reverse Split will become effective upon the filing with the Nevada Secretary of State of the Certificate of Change Pursuant to NRS 78.209 setting forth the details of the Reverse Split.  In accordance with the federal securities laws, the Information Statement must be sent or given at least 20 calendar days before the earliest date on which the corporate action may be taken.  We anticipate that the Reverse Split will actually be effective and implemented by FINRA on or about December __, 2011.

Q:	Am I entitled to dissenter’s rights in connection with the Reverse Split?

A:	No. The Nevada Revised Statutes do not provide for dissenters’ rights with respect to the Reverse Split.

THE REVERSE SPLIT

Description of the Reverse Split

The board of directors has unanimously approved, and a majority of our stockholders has approved, a 1-for-30 reverse split of our common stock (the “Reverse Split”).

As a result of the Reverse Split, the number of issued and outstanding shares of our common stock will decrease from 74,521,627 to approximately 2,484,055 shares.  Except for adjustments that result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our common stock outstanding immediately following the Reverse Split that such stockholder held immediately prior to the Reverse Split.

We will not issue fractional shares or scrip as a result of the Reverse Split, but will issue that number of shares obtained by rounding fractional shares otherwise issuable pursuant to the Reverse Split to the next higher number of whole shares as authorized by Section 78.205(2)(b) of the Nevada Revised Statutes.

Reasons for the Reverse Split

Our board of directors authorized the Reverse Split with a view to increasing the per share trading price of our common stock.  An increased price per share could allow a broader range of institutions to invest in our stock, potentially increasing marketability, trading volume, and liquidity of our common stock.  We also believe that the Reverse Split may make it easier for us to structure future acquisitions, although we currently have no specific acquisitions in mind.

Certain Effects of the Reverse Split

Reduction of Shares Held by Individual Stockholders

After the effective date of the Reverse Split, each stockholder will own fewer shares of our common stock.  However, the Reverse Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Split results in any stockholders having their shares of common stock rounded up to the nearest whole share in lieu of fractional shares as described below.  Proportionate voting rights and other rights of the stockholders will not be affected by the Reverse Split (other than as a result of rounding to the nearest whole share in lieu of fractional shares).  For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the Reverse Split.  The number of stockholders of record will not be affected by the Reverse Split.  However, the Reverse Split may increase the number of stockholders who own “odd lots” of less than 100 shares of our common stock.  Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of our common stock.

Reduction in Total Outstanding Shares

The Reverse Split will reduce the total number of outstanding shares of our common stock by the exchange ratio of the Reverse Split.

Regulatory Effects

Our common stock is currently registered under Section 12 of the Securities Exchange Act of 1934, and we are subject to the periodic reporting and other requirements of the Exchange Act.  The Reverse Split will not affect the registration of our common stock under the Exchange Act or our obligation to publicly file financial and other information with the Securities and Exchange Commission.

New CUSIP

We will obtain a new CUSIP number for the new common stock effective at the time of the Reverse Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Split, the board of directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

The Reverse Split May Not Increase our Stock Price over the Long Term

The board of directors expects that the Reverse Split will likely increase the market price of our common stock immediately following the Reverse Split.  However, the effect of a Reverse Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock-split combinations for companies in like circumstances is varied.  It is possible that the per share price of our common stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split.  The market price of our common stock may be affected by other factors that may be unrelated to the number of shares outstanding, including our future performance.

The Reverse Split May Decrease the Liquidity of our Common Stock

The liquidity of our common stock may be decreased by the Reverse Split given the reduced number of shares that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.

Possible Anti-Takeover Effects

The decrease in the number of issued shares resulting from the Reverse Split, when viewed in conjunction with the 500,000,000 shares of common stock authorized for issuance under our Amended and Restated Articles of Incorporation might have anti-takeover effects insofar as the additional shares available to be issued could be issued by the board of directors to resist or frustrate a third-party transaction that our stockholders might deem to be in their best interests.  While it may be possible that the additional authorized but unissued shares could be used by the board of directors to resist a takeover action, we are not aware of any such efforts and have no present plans to use such shares for any anti-takeover proposal or mechanism.  In addition, we currently have no plans to adopt other provisions or enter into other arrangements that may have an anti-takeover effect.

Possible Dilution

Our board of directors has the authority to issue authorized shares of common stock without obtaining stockholder approval of such issuances, except as may be required by applicable law or regulation.  If the board of directors elects to issue additional shares of common stock, such issuance would have a dilutive effect on the ownership interest of our current stockholders.  The holders of our common stock do not have any preemptive rights to subscribe to additional securities we may issue, which means that current shareholders do not have a prior right to purchase any new issue of common stock or any issue of preferred stock to maintain their proportionate interest in the Company.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of the date of this Information Statement, by: (i) each person (including any group) who is known by us to beneficially own more than 5% of any class of our voting securities; (ii) each of our directors; and (iii) officers and directors as a group.

Each share of common stock entitles the holder thereof to one vote in respect of any matters that may properly come before our stockholders.  To the best of our knowledge, no arrangement exists that could cause a change in voting control of the Company.  Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable:

Title of Class	Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent Owned (1)

	Principal Stockholders
Common Stock	Sugarberry Assets Ltd. (2) Third Floor, Shun Feng International Centre 182 Queens Road East Hong Kong	18,000,000	24.2%

	Kinnamon Trading Company Limited	3,994,794	5.4
	Trust Net Chambers PO Box 3444
	Road Town
	Tortola, British Virgin Islands

	Directors and Named Executive Officers
Common Stock	Ravi K. Daswani(2)	18,000,000	24.2
	Landmark House, 17 Hanover Square London, W1S 1HU, United Kingdom

	Kenneth G.C. Telford	--	--
	Landmark House, 17 Hanover Square London, W1S 1HU, United Kingdom

	Simoun S. Ung	500,000	0.7
	Landmark House, 17 Hanover Square London, W1S 1HU, United Kingdom

Common Stock	All directors and executive officers as a group(2)	18,500,000	24.8%
_______________
(1)	The percent ownership of shares is based on 74,521,627 shares of common stock issued and outstanding as of September 23, 2011.
(2)	Sugarberry Assets Ltd., a British Virgin Islands company, is wholly owned by Ravi K. Daswani, our president and chief executive officer.

Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.  A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

OTHER PROPOSED ACTION

No action is to be taken on any matter not specifically referred to in this Information Statement.

DELIVERY OF DOCUMENTS TO
SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement to security holders is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders.  Upon written or oral request, a separate copy of an Information Statement can be provided to security holders at a shared address.  For an oral request, please contact us at 44 207 993 5700.  For a written request, mail request to Landmark House, 17 Hanover Square, London, W1S 1HU, United Kingdom.

INTEREST OF CERTAIN PERSONS IN OR
IN OPPOSITION TO MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Reverse Split, other than the interest held by such persons through their respective stock ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements, and registration statements with the Securities and Exchange Commission (the “SEC”).  You can obtain any of the filings incorporated by reference in this Information Statement through us or from the SEC through its website at http://www.sec.gov.  You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

By Order of the Board of Directors

Ravi K. Daswani
President and Chief Executive Officer

[mailing date]

Appendix A

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant
to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1.           Name of corporation:

Revonergy Inc.

2.           The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3.           The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

500,000,000 shares of common stock, par value $0.001.

4.           The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

500,000,000 shares of common stock, par value $0.001.

5.           The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

0.03333 share of common stock will be issued for each share of common stock (1:30 ratio)

6.           The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued.  Any fractional shares resulting from the reverse split will be rounded to the next highest number of whole shares pursuant to NRS Section 78.205(2)(b).

7.           Effective date and time of filing: (optional)  Date: _______________  Time: _____________
                 (must not be later than 90 days after the certificate is filed)

Signature: (required)
x	President and Chief Executive Officer
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

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